POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that I, DOUGLAS L. BRAUNSTEIN, hereby make, constitute and appoint each of JOHN F. BROWN and MICHAEL G. STELLWAGEN, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Managing Partner of, member of or in other capacities with Hudson Executive Capital LP ("Hudson Executive") and each of its affiliates or entities advised by me or Hudson Executive, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the Commodities Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act and any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of Hudson Executive or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of January 15, 2016.


/s/ DOUGLAS L. BRAUNSTEIN


By:
Douglas L. Braunstein